Exhibit 99.2

Energizer Holdings, Inc. 533 Maryville University Dr. St. Louis, MO 63141
FOR IMMEDIATE RELEASE	Company Contact
April 30, 2014	Jacqueline E. Burwitz Vice President, Investor Relations 314-985-2169 Jacquelinee.burwitz@energizer.com

ENERGIZER ANNOUNCES INTENT TO SEPARATE INTO TWO PUBLICLY TRADED COMPANIES

Positions Both Household Products and Personal Care Businesses to Compete Better, Grow and Deliver Long-term Shareholder Value

St. Louis - April 30, 2014 - Energizer Holdings, Inc. (NYSE: ENR) today announced that its Board of Directors has authorized management to pursue a plan to separate the Company’s Household Products and Personal Care divisions into two independent, publicly traded companies. The separation is planned as a tax-free spin-off to the Company’s shareholders and is expected to be completed in the second half of the 2015 fiscal year. The separation is expected to create two strong independent public companies with distinct brands, categories and corporate strategies:

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Household Products, with batteries and portable lighting products, is expected to generate strong margins and significant cash flows, and will be anchored by the universally recognized Energizer® and Eveready® brands. The Household Products division reported annual revenue of approximately $1.9 billion in the trailing twelve month period ended March 31, 2014.

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Personal Care is expected to be a leading pure-play consumer products company with an attractive stable of well-established brand names, including Schick® and Wilkinson Sword® in Wet Shave; Edge® and Skintimate® in shave preparation; Playtex®, Stayfree®, Carefree® and o.b.® in Feminine Care; and Banana Boat® and Hawaiian Tropic® in Sun Care. The Personal Care division had annual revenue of approximately $2.6 billion in the trailing twelve month period ended March 31, 2014, adjusted on a pro-forma basis for the feminine care acquisition.

“Over the last three years, we have taken a number of important steps to enhance shareholder value, including executing a multi-year cost reduction plan, improving working capital, and initiating a dividend,” said Ward M. Klein, Chief Executive Officer. “The Energizer Board of Directors and management team have continually explored opportunities to improve performance and increase long-term shareholder value and believe that separating the Household Products and Personal Care divisions is the next logical step to unlock even greater value for Energizer shareholders. Importantly, as we move through the separation process, the Company’s working capital and cost reduction efforts will continue without interruption, and we expect to achieve the full savings projected.”

“Since becoming an independent company in 2000, Energizer has built two successful divisions and each is now well-suited to realize its full potential on a standalone basis,” Mr. Klein said. “We expect that Household Products will be well-positioned to leverage its leading brands and product portfolio to generate significant cash flows and the Personal Care business has achieved scale to be able to enhance its focus on continuing innovation and to drive top-line and market share growth.”

Energizer believes that creating two public companies offers a number of benefits to the standalone businesses. Following the separation, each standalone company will be able to:

•	Intensify focus on its distinct commercial priorities;

•	Allocate its own resources to meet the needs of its business;

•	Pursue distinct capital structures and capital allocation strategies; and

•	Provide a clear investment thesis and visibility to attract a long-term investor base suited to each business.

New Household Products: A Leading Consumer Products Company with Globally Recognized Brands and Icons

We expect Household Products will create value by leveraging its leading battery and lighting brands to generate significant cash flows. Its globally recognized brands and products are sold throughout the world. Household Products is well-positioned to maintain strong market positions in its categories. It has global scale, a broad product portfolio, healthy margins, high household penetration, and its product categories remain important basket builders for retailers.

As a standalone company, we believe Household Products will be attractively positioned to:

•	Build market share through distribution and investment in effective category fundamentals;

•	Drive relevant, consumer-led marketing innovation;

•	Accelerate initiatives to optimize its global cost structure; and

•	Generate substantial free cash flow that will enable a return of capital to shareholders.

New Personal Care: Leading Pure-Play Personal Care Company with Attractive Stable of Brands

We expect Personal Care will create value by building on its track record of innovation in product development and marketing to drive top-line growth and win market share. It has a broad portfolio of leading global Wet Shave, Sun and Skin Care, Feminine Care and Infant Care products in attractive categories. Importantly, Personal Care has strong positions in large and developed markets, and its products hold #1 or #2 positions in their categories.

As an independent entity, we believe Personal Care will be able to:

•	Accelerate growth across all categories;

•	Execute a focused global go-to-market strategy;

•	Grow through disciplined strategic acquisitions; and

•	Generate substantial free cash flow that will enable investments and capital return.

Leadership

Upon completion of the separation, Ward Klein, currently Chief Executive Officer, is expected to serve as Executive Chairman of the Board of standalone Personal Care.  David Hatfield, currently President and Chief Executive Officer of Energizer Personal Care, is expected to serve as Chief Executive Officer of standalone Personal Care.

J. Patrick Mulcahy, currently Chairman of the Board, is expected to serve as Executive Chairman of the Board of standalone Household Products. Alan Hoskins, currently President and Chief Executive Officer of Energizer Household Products, is expected to serve as Chief Executive Officer of standalone Household Products.

The Company plans to provide further details about the Board and management teams of the separate companies at a later date.

Next Steps

The proposed separation is subject to customary conditions, including receipt of regulatory approvals, an opinion of counsel regarding the tax-free nature of the separation, the effectiveness of a Form 10 filing with the Securities and

Exchange Commission, and final approval by the Company's Board of Directors. The Company may, at any time and for any reason until the proposed separation is complete, abandon the separation or modify or change its terms.

The company has retained Goldman, Sachs & Co. as financial adviser and Wachtell, Lipton, Rosen & Katz and Bryan Cave LLP as legal counsel to advise on the separation process.

Conference Call and Investor Presentation

Energizer will host a conference call at 9:00 a.m. ET today to review the proposed separation, as well as to discuss its financial and operational results for the fiscal second quarter of 2014, which was also announced in a separate press release today. Access to the live audio webcast is available via the following link:

http://www.media-server.com/m/acs/14f9883b40dae3a938f28517d7f44e1d

The Company has posted a presentation regarding the transaction to the Company’s investor relations page on its website, which is accessible via the following link:

http://phx.corporate-ir.net/phoenix.zhtml?c=124138&p=irol-presentations

About Energizer:
Energizer Holdings, Inc. is a consumer goods company operating globally in the broad categories of personal care and household products. The Personal Care Division offers a diversified range of consumer products in the Wet Shave, Skin Care, Feminine Care and Infant Care categories with well-established brand names such as Schick® and Wilkinson Sword® men’s and women’s shaving systems and disposable razors; Edge® and Skintimate® shave preparations; Playtex®, Stayfree®, Carefree® and o.b.® feminine care products; Playtex® infant feeding, Diaper Genie® and gloves; Banana Boat® and Hawaiian Tropic® sun care products; and Wet Ones® moist wipes. The Household Products Division offers consumers a broad range of Household Batteries, Specialty Batteries and Portable Lighting products, anchored by the universally recognized Energizer® and Eveready® brands. The company markets its products throughout most of the world. Energizer Holdings, Inc. is traded on the NYSE under the ticker symbol ENR.

Forward-Looking Statements:
This document contains both historical and forward-looking statements. Forward-looking statements are not based on historical facts but instead reflect our expectations, estimates or projections concerning future results or events, including, without limitation, statements regarding the planned separation of the Household Products and Personal Care businesses, the timing of any such separation, the future earnings and performance of Energizer Holdings or any of its businesses, including the Household Products and Personal Care businesses on a standalone basis if the separation is completed. These statements generally can be identified by the use of forward-looking words or phrases such as "believe," "expect," "expectation," "anticipate," "may," "could," "intend," "belief," "estimate," "plan," "target," "predict," "likely," "will," "should," "forecast," "outlook," or other similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:

•	Whether the separation of the Household Products and Personal Care businesses is completed, as expected or at all, and the timing of any such separation;

•	Whether the conditions to the separation can be satisfied;

•	Whether the operational, marketing and strategic benefits of the separation can be achieved;

•	Whether the costs and expenses of the separation can be controlled within expectations;

•	General market and economic conditions;

•	Market trends in the categories in which we operate;

•	The success of new products and the ability to continually develop and market new products;

•	Our ability to attract, retain and improve distribution with key customers;

•	Our ability to continue planned advertising and other promotional spending;

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Our ability to timely execute strategic initiatives, including restructurings, in a manner that will positively impact our financial condition and results of operations and does not disrupt our business operations;

•	The impact of strategic initiatives, including restructurings, on our relationships with employees, customers and vendors;

•	Our ability to maintain and improve market share in the categories in which we operate despite heightened competitive pressure;

•	Our ability to improve operations and realize cost savings;

•	The impact of raw material and other commodity costs;

•	The impact of foreign currency exchange rates and currency controls, particularly in Venezuela and Argentina, as well as offsetting hedges;

•	Goodwill impairment charges resulting from declines in profitability or estimated cash flows related to intangible assets or market valuations for similar assets;

•	Our ability to acquire and integrate businesses, and to realize the projected results of acquisitions;

•	The impact of advertising and product liability claims and other litigation;

•	Compliance with debt covenants as well as the impact of interest and principal repayment of our existing and any future debt; or

•	The impact of legislative or regulatory determinations or changes by federal, state and local, and foreign authorities, including taxing authorities.

In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of any such forward-looking statements. The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Additional risks and uncertainties include those detailed from time to time in Energizer's publicly filed documents, including its annual report on Form 10-K for the year ended September 30, 2013.

Investor Contact:
Jacqueline E. Burwitz
Vice President, Investor Relations of Energizer Holdings, Inc.
(314) 985-2169

Media Contact:
Mark Polzin (for Energizer)
Office: 314-982-1758; Mobile: 314-971-0503

Regulation G Non-GAAP Reconciliation

Non-GAAP Financial Measures. While the Company reports financial results in accordance with accounting principles generally accepted in the U.S. (“GAAP”), these presentation slides include non-GAAP measures. These non-GAAP measures, such as pro forma Feminine Care Net Sales for the feminine care acquisition, which includes pro forma Net Sales for the feminine care acquisition, as outlined in the table below are not in accordance with, nor are they a substitute for, GAAP measures. The Company believes these non-GAAP measures provide a meaningful comparison to the corresponding historical or future period and assist investors in performing analysis consistent with financial models developed by research analysts. Investors should consider non-GAAP measures in addition to, not as a substitute for, or superior to, the comparable GAAP measures.

Personal Care - Sales
	Q3 FY13	Q4 FY13	Q1 FY14	Q2 FY14	TTM
Net Sales	$649.5	$592.5	$550.2	$689.0	$2,481.2
Pro forma Net Sales	67.0	60.4	19.3	—	146.7
Total Pro forma Net Sales	$716.5	$652.9	$569.5	$689.0	$2,627.9

Feminine Care - Sales
	Q3 FY13	Q4 FY13	Q1 FY14	Q2 FY14	TTM
Feminine Care Net Sales	$46.4	$47.9	$80.9	$107.0	$282.2
Feminine Care Pro forma Net Sales	67.0	60.4	19.3	—	146.7
Feminine Care Total Pro forma Net Sales	$113.4	$108.3	$100.2	$107.0	$428.9

Feminine Care Net Sales %					11%

Feminine Care Total Pro forma Net Sales %					16%